Exhibit 99.1

545 E. John Carpenter Freeway, Suite 1300 Irving, TX 75062 ph: 972-444-4900 f: 972-444-4949 www.felcor.com nyse: fch

For Immediate Release:

FELCOR REPORTS FOURTH QUARTER RESULTS
• RevPAR, FFO and EBITDA exceeded expectations
• Continued to grow market share
• Extended remaining 2009 debt maturities and first of 2010 debt maturities

IRVING, Texas…February 24, 2010 - FelCor Lodging Trust Incorporated (NYSE: FCH) today reported operating results for the fourth quarter and year ended December 31, 2009.

Summary:
•	We issued $636 million of senior notes due 2014 (with net proceeds of $558 million), which allowed us to refinance our existing senior notes that were to mature in 2011.

•	We extended the maturity on three mortgage loans, totaling $42 million, two of which matured in June 2009 and one that was to mature in May 2010.

•	RevPAR at our 83 consolidated hotels decreased 10.9 percent for the fourth quarter and 17.6 percent for the full year.

•	Market share at our 83 consolidated hotels increased approximately 1.3 percent for the fourth quarter and 1.4 percent for the full year.

•	RevPAR at the San Francisco Marriott-Union Square, where we completed redevelopment in June, increased 73 percent in the fourth quarter.

•
Our strict expense controls limited the effect of 2009 reduced revenue on flow-through to Adjusted EBITDA to 48 percent compared to the prior year.  Hotel EBITDA margin decreased 530 basis points and 496 basis points for the quarter and full year, respectively, which was better than anticipated.

•
Adjusted FFO per share was a loss of $0.29 and Adjusted EBITDA was $30.4 million for the fourth quarter.  We exceeded the high end of our 2009 FFO per share and EBITDA expectations by $0.05 and $3 million, respectively.

•	Net loss for the fourth quarter was $51.2 million.

Fourth Quarter Operating Results:

Revenue per available room (“RevPAR”) for our 83 consolidated hotels was $75.01, a 10.9 percent decline compared to the same period in 2008, which is better than the 11.7 percent decline for the industry (according to Smith Travel Research).  Our RevPAR decline was driven mainly by lower average daily rate (“ADR”) (which fell 10.4 percent to $118.59), while average occupancy declined only 0.6 percent to 63.2 percent, compared to the same period in 2008.

“Last year presented unprecedented challenges for the industry, and I am pleased with our accomplishments under those circumstances.  Our performance over the last atwo years has been superior to our peer group and the industry in terms of RevPAR and flow-through.  We gained 1.4 percent in market share during 2009, while only 48 percent of the revenue declines flowed through to the bottom line.  These successes translated into better than expected fourth quarter results, driven by higher than expected demand and better margins.  At the same time, our balance sheet initiatives are enabling us to withstand the downturn and position us to benefit from the lodging recovery.  In total, we refinanced or extended nearly $1 billion in debt, including all of our 2009 debt maturities and a significant portion of our 2010 and 2011 maturities,” said Richard A. Smith, FelCor’s President and Chief Executive Officer.

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FelCor Lodging Trust Incorporated 2009 Operating Results
February 24, 2010

Adjusted funds from operations (“FFO”) for the fourth quarter was a loss of $18.7 million, or $0.29 per share, compared to $15.6 million, or $0.25 per share, in 2008.

Hotel EBITDA for the fourth quarter was $42.3 million, compared to $61.2 million in 2008.  Hotel EBITDA margin was 19.3 percent, a 530 basis point decrease compared to 2008.  Prior to accounting for taxes, insurance and land leases, Hotel EBITDA margins declined 373 basis points.  Hotel EBITDA represents EBITDA generated by our hotels before corporate expenses and joint venture adjustments.

Adjusted EBITDA for the fourth quarter was $30.4 million, compared to $52.3 million in 2008.

Net loss attributable to common stockholders for the fourth quarter was $60.4 million, or $0.96 per share, compared to a net loss of $98.1 million, or $1.57 per share, for 2008.

Full Year Operating Results:

RevPAR for our 83 consolidated hotels decreased by 17.6 percent to $81.62, driven by decreases in both ADR (an 11.2 percent decrease to $123.23) and occupancy (a 7.2 percent decrease to 66.2 percent), compared to 2008.

Adjusted FFO for 2009 was $25.0 million, or $0.39 per share, compared to $125.9 million, or $1.99 per share, for 2008.

Hotel EBITDA for 2009 decreased to $211.7 million, compared to $311.6 million in 2008.  Hotel EBITDA margin was 23.4 percent, a 496 basis point decrease compared to 2008.  Hotel operating expenses decreased 11.9 percent compared to 2008.  The decline in expenses reflects various factors including: decreased labor costs and improved efficiencies (including permanent hotel staffing reductions), decreased other room expenses, and decreased incentive management fees.  Employee headcount at our hotels declined 14% compared to 2008.  Prior to accounting for taxes, insurance and land leases, Hotel EBITDA margins declined 374 basis points.

Same-Store Adjusted EBITDA for 2009 was $177.1 million, compared to $271.4 million for 2008.  Adjusted EBITDA for 2009 was $178.9 million, compared to $275.8 million for 2008.

Net loss attributable to common stockholders for 2009 was $146.8 million, or $2.33 per share, compared to a net loss of $158.0 million, or $2.57 per share, for 2008.

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FelCor Lodging Trust Incorporated 2009 Operating Results
February 24, 2010

EBITDA, Adjusted EBITDA, Same Store EBITDA, Hotel EBITDA, Hotel EBITDA margin, FFO and Adjusted FFO are all non-GAAP financial measures.  See our discussion of “Non-GAAP Financial Measures” beginning on page 14 for a reconciliation of each of these measures to the most comparable GAAP financial measure and for information regarding the use, limitations and importance of these non-GAAP financial measures.

Balance Sheet:

At December 31, 2009, we had $1.8 billion of consolidated debt outstanding with a weighted average interest rate of 7.3 percent, and our cash and cash equivalents totaled $264 million.

In October, we issued $636 million in aggregate principal amount of senior notes.  The new notes bear interest at 10 percent and mature in 2014.  The net proceeds of the offering were approximately $558 million after original issue discount, fees and expenses.  The proceeds were used to fund the redemption of all of our floating-rate notes ($215 million) and the repurchase of $213 million of our 8½ percent notes, with the remainder available for general corporate purposes.  $87 million of our 8½ percent notes were not tendered and remain outstanding; they mature in June 2011.

In February 2010, we extended the maturity dates on two secured loans, totaling $14 million that matured in June 2009.  The maturity dates were extended to June 2011; all other terms remain substantially unchanged.  We have refinanced or extended all of our 2009 maturities.

In February 2010, we refinanced a $28 million secured loan that was to mature in May 2010.  The loan now matures in May 2013.  We are also in active discussions regarding our remaining secured debt that matures in 2010.  We have seven remaining CMBS loans that mature in May 2010.  Six have been transferred to special servicers; and we are in negotiations to refinance and/or extend their maturities.  With regard to two of these loans, the mortgaged hotels’ cash flows do not cover debt service, and we stopped funding the short-falls in December 2009.  We also have a $113 million mortgage loan, secured by six hotels, that matures in May 2010 and are in negotiations with that lender.

“I am pleased with our progress to extend and refinance our maturing debt and ensure we have adequate liquidity.  With our 2009 maturities resolved, we are focused on 2010 maturities.  We have made good progress in those negotiations, having already refinanced the first of nine loans that mature in May on favorable terms.  We are continuing discussions concerning the remaining loans, and we are pursuing an appropriate solution,” said Andrew J. Welch, FelCor’s Executive Vice President and Chief Financial Officer.  “We have also strengthened our liquidity position, to enhance our flexibility in the face of uncertain economic conditions.”

Portfolio Management:

For the quarter and year ended December 31, 2009, we spent $14.0 million and $79.3 million, respectively, on capital expenditures at our hotels (including our pro rata share of joint venture expenditures).  Capital expenditures for the year include $37 million spent to complete the remaining renovation and redevelopment projects.

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FelCor Lodging Trust Incorporated 2009 Operating Results
February 24, 2010

In December, we sold two Holiday Inn hotels (Cocoa Beach and Orlando – International Drive) for $26.0 million in aggregate gross proceeds.  The hotels were previously identified for sale.  None of our other hotels are currently being marketed for sale.

In June, we completed the comprehensive redevelopment of the San Francisco Marriott - Union Square (which was reflagged as a Marriott hotel in April).  Fourth quarter RevPAR at that hotel increased 73 percent, compared to 2008.  We are progressing with approval and entitlement processes for additional redevelopment projects in the interest of building long-term value.  However, we are committed to a disciplined approach toward capital allocation and will commit capital to new projects only when prudent.

Outlook:

We have seen indications from economic data that demand should begin to recover in 2010.  The credit markets are slowly beginning to improve, corporate earnings growth is improving, the unemployment rate has stabilized, consumer confidence is rising, and manufacturers are beginning to increase production.  While demand appears to have stabilized in certain of our markets, it has not stabilized on a widespread basis, particularly with corporate demand.  Moreover, booking windows remain short, and the economy is fragile and has not yet shown consistent, stable growth.  Consequently, visibility into future demand trends is limited, and predictions about the industry’s performance are difficult and uncertain.  Therefore, our RevPAR guidance range is wider than in the past.  Our outlook assumes RevPAR for our 83 consolidated hotels decreases between one and five percent, compared to 2009.

We will continue to benefit from our high-quality, renovated portfolio and the success of the San Francisco Marriott-Union Square.  Additionally, average supply growth is lower in our markets relative to the industry.  Our RevPAR decreased 6.9 percent in January, compared to 2009 and outperformed the industry average (7.4 percent decrease, according to Smith Travel Research).

We continue to work with our operators to mix customer segments aggressively to optimize revenue and to achieve the most efficient cost structure, given demand trends.  However, we expect hotel EBITDA margins to decline in 2010, which reflects declining ADR and certain hotel expense increases that did not occur in 2009.  These expenses include hotel-level wage increases, higher hotel-level bonus expense and higher utility rates.  In addition, the composition of food and beverage revenue has changed, which also impacts margins.

Our interest expense will increase in 2010, reflecting the issuance of our new senior notes and continued interest expense associated with our untendered 8½ percent notes ($87 million) that remain outstanding and will accrue interest through maturity in June 2011.

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FelCor Lodging Trust Incorporated 2009 Operating Results
February 24, 2010

For 2010 we anticipate:

•	RevPAR to decrease between one and five percent;

•	Adjusted EBITDA to be between $150 million and $162 million;

•	Adjusted FFO loss per share to be between $0.80 and $0.61;

•	Net loss to be between $169 million and $157 million; and

•	Interest expense to be approximately $155 million.

FelCor, a real estate investment trust, is the nation’s largest owner of upper-upscale, all-suite hotels.  FelCor owns interests in 85 hotels and resorts, located in 23 states and Canada.  FelCor’s portfolio consists primarily of upper-upscale hotels, which are flagged under global brands - Embassy Suites Hotels®, Doubletree ®, Hilton®, Marriott®, Renaissance®, Sheraton®, Westin® and Holiday Inn®.  Additional information can be found on the Company’s Web site at www.felcor.com.

We invite you to listen to our fourth quarter earnings Conference Call on Thursday, February 25, 2010, at 11:00 a.m. (Central Time).  The conference call will be Web cast simultaneously via the Internet on FelCor’s Web site at www.felcor.com.  Interested investors and other parties who wish to access the call should go to FelCor’s Web site and click on the conference call microphone icon on either the “Investor Relations” or “News Releases” page.  The conference call replay will be archived on the Company’s Web site.

With the exception of historical information, the matters discussed in this news release include “forward-looking statements” within the meaning of the federal securities laws. These forward-looking statements are identified by their use of terms and phrases such as “anticipate,” “believe,” “could,” “estimate,” “expect,” “intend,” “may,” “plan,” “predict,” “project,” “should” “will,” “continue” and other similar terms and phrases, including references to assumptions and forecasts of future results.  Forward-looking statements are not guarantees of future performance.  Numerous risks and uncertainties, and the occurrence of future events, may cause actual results to differ materially from those anticipated at the time the forward-looking statements are made.  Current economic circumstances or a further economic slowdown and the impact on the lodging industry, operating risks associated with the hotel business, relationships with our property managers, risks associated with our level of indebtedness and our ability to meet debt covenants in our debt agreements, our ability to complete acquisitions, dispositions and debt refinancing, the availability of capital, the impact on the travel industry from increased fuel prices and security precautions, our ability to continue to qualify as a Real Estate Investment Trust for federal income tax purposes and numerous other factors may affect future results, performance and achievements. Certain of these risks and uncertainties are described in greater detail in our filings with the Securities and Exchange Commission. Although we believe our current expectations to be based upon reasonable assumptions, we can give no assurance that our expectations will be attained or that actual results will not differ materially.  We undertake no obligation to update any forward-looking statement to conform the statement to actual results or changes in our expectations.

Contact:
Stephen A. Schafer, Vice President Strategic Planning & Investor Relations,
(972) 444-4912                                sschafer@felcor.com

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FelCor Lodging Trust Incorporated 2009 Operating Results
February 24, 2010

SUPPLEMENTAL INFORMATION

INTRODUCTION

The following information is presented in order to help our investors understand the financial position of the Company as of and for the three month and year ended December 31, 2009.

TABLE OF CONTENTS

PAGE
Consolidated Statements of Operations(a)	7
Consolidated Balance Sheets(a)	8
Capital Expenditures	9
Supplemental Financial Data	9
Debt Summary	10
Hotel Portfolio Composition	11
Detailed Operating Statistics by Brand	12
Detailed Operating Statistics for FelCor’s Top Markets	13
Non-GAAP Financial Measures	14

(a)
Our consolidated statements of operations and balance sheets have been prepared without audit.  Certain information and footnote disclosures normally included in financial statements presented in accordance with GAAP have been omitted.  The consolidated statements of operations and balance sheets should be read in conjunction with the consolidated financial statements and notes thereto included in our most recent Annual Report on Form 10-K.

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FelCor Lodging Trust Incorporated 2009 Operating Results
February 24, 2010

Consolidated Statements of Operations
(in thousands, except per share data)

	Three Months Ended December 31,		Year Ended December 31,
Revenues:	2009	2008	2009	2008
Hotel operating revenue:
Room	$166,596	$187,815	$710,530	$864,980
Food and beverage	38,632	46,173	139,045	173,432
Other operating departments	13,618	14,677	56,283	61,517
Other revenue	289	328	2,843	2,983
Total revenues	219,135	248,993	908,701	1,102,912

Expenses:
Hotel departmental expenses:
Room	47,826	49,117	189,587	211,732
Food and beverage	30,122	34,107	111,514	132,732
Other operating departments	6,562	6,675	25,603	27,855
Other property operating costs	64,869	70,357	258,546	293,969
Management and franchise fees	9,971	11,540	43,221	55,720
Taxes, insurance and lease expense	24,476	25,576	98,751	112,374
Corporate expenses	8,387	3,619	24,216	20,698
Depreciation and amortization	37,600	35,962	147,445	137,570
Impairment loss	-	43,691	-	60,822
Hurricane loss	-	-	-	952
Other expenses	602	1,990	4,089	4,869
Total operating expenses	230,415	282,634	902,972	1,059,293

Operating income (loss)	(11,280)	(33,641)	5,729	43,619
Interest expense, net	(37,136)	(23,903)	(105,637)	(98,789)
Charges related to debt extinguishment	(1,127)	-	(1,721)	-

Loss before equity in income of unconsolidated entities, noncontrolling interests and gain on sale of assets	(49,543)	(57,544)	(101,629)	(55,170)
Equity in income (loss) from unconsolidated entities	(1,617)	(9,868)	(4,814)	(10,932)
Gain on involuntary conversion	-	-	-	3,095
Gain on sale of assets	-	-	723	-

Loss from continuing operations	(51,160)	(67,412)	(105,720)	(63,007)
Discontinued operations	(67)	(22,070)	(3,371)	(57,480)

Net loss	(51,227)	(89,482)	(109,091)	(120,487)
Net loss (income) attributable to noncontrolling interests in other partnerships	231	(65)	297	(1,191)
Net loss attributable to redeemable noncontrolling interests in FelCor LP	273	1,153	672	2,433
Net loss attributable to FelCor	(50,723)	(88,394)	(108,122)	(119,245)
Preferred dividends	(9,679)	(9,679)	(38,713)	(38,713)

Net loss attributable to FelCor common stockholders	$(60,402)	$(98,073)	$(146,835)	$(157,958)

Basic and diluted per common share data:
Loss from continuing operations	$(0.96)	$(1.22)	$(2.27)	$(1.65)
Net loss	$(0.96)	$(1.57)	$(2.33)	$(2.57)
Basic and diluted weighted average common shares outstanding	63,087	62,429	63,114	61,979

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FelCor Lodging Trust Incorporated 2009 Operating Results
February 24, 2010

Consolidated Balance Sheets
(in thousands)

	2009	2008
Assets
Investment in hotels, net of accumulated depreciation of $916,604 at December 31, 2009 and $816,271 at December 31, 2008	$2,180,394	$2,279,026
Investment in unconsolidated entities	82,040	94,506
Cash and cash equivalents	263,531	50,187
Restricted cash	18,708	13,213
Accounts receivable, net of allowance for doubtful accounts of $406 at December 31, 2009 and $521 at December 31, 2008	28,678	35,240
Deferred expenses, net of accumulated amortization of $14,502 at December 31, 2009 and $13,087 at December 31, 2008	19,977	5,556
Other assets	32,666	34,541
Total assets	$2,625,994	$2,512,269

Liabilities and Equity
Debt, net of discount of $64,266 at December 31, 2009 and $1,544 at December 31, 2008	$1,773,314	$1,551,686
Distributions payable	37,580	8,545
Accrued expenses and other liabilities	131,339	132,604

Total liabilities	1,942,233	1,692,835

Commitments and contingencies
Redeemable noncontrolling interests in FelCor LP at redemption value, 295 and 296 units issued and outstanding at December 31, 2009 and 2008, respectively	1,062	545

Equity:
Preferred stock, $0.01 par value, 20,000 shares authorized:
Series A Cumulative Convertible Preferred Stock, 12,880 shares, liquidation value of $322,011, issued and outstanding at December 31, 2009 and 2008	309,362	309,362
Series C Cumulative Redeemable Preferred Stock, 68 shares, liquidation value of $169,950, issued and outstanding at December 31, 2009 and 2008	169,412	169,412
Common stock, $.01 par value, 200,000 shares authorized and 69,413 shares issued, including shares in treasury, at December 31, 2009 and 2008	694	694
Additional paid-in capital	2,021,837	2,045,482
Accumulated other comprehensive income	23,528	15,347
Accumulated deficit	(1,792,822)	(1,645,947)
Less: Common stock in treasury, at cost, of 3,845 and 5,189 shares at December 31, 2009 and 2008, respectively	(71,895)	(99,245)

Total FelCor stockholders’ equity	660,116	795,105
Noncontrolling interests in other partnerships	22,583	23,784
Total equity	682,699	818,889

Total liabilities and equity	$2,625,994	$2,512,269

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FelCor Lodging Trust Incorporated 2009 Operating Results
February 24, 2010

Capital Expenditures
(in thousands)

	Three Months Ended December 31,		Year Ended December 31,
	2009	2008	2009	2008
Improvements and additions to consolidated hotels	$13,484	$33,998	$75,949	$142,897
Consolidated joint venture partners’ prorata share of additions to hotels	(52)	(251)	(805)	(3,257)
Prorata share of unconsolidated additions to hotels	556	2,651	4,201	16,549
Total additions to hotels(a)	$13,988	$36,398	$79,345	$156,189

(a)        Includes capitalized interest, property taxes, ground leases and certain employee costs.

Supplemental Financial Data
(in thousands, except per share information)

	December 31,
Total Enterprise Value	2009	2008
Common shares outstanding	65,568	64,224
Units outstanding	295	296
Combined shares and units outstanding	65,863	64,520
Common stock price	$3.60	$1.84
Equity capitalization	$237,107	$118,717
Series A preferred stock	309,362	309,362
Series C preferred stock	169,412	169,412
Consolidated debt	1,773,314	1,551,686
Noncontrolling interests of consolidated debt	(3,971)	(4,078)
Pro rata share of unconsolidated debt	107,481	112,220
Cash and cash equivalents	(263,531)	(50,187)
Total enterprise value (TEV)	$2,329,174	$2,207,132

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FelCor Lodging Trust Incorporated 2009 Operating Results
February 24, 2010

Debt Summary
(dollars in thousands)

	Encumbered Hotels		Interest Rate			Maturity Date	Consolidated Debt
CMBS debt(a)	7 hotels	(b)		8.68%		May 2010	$130,379
Mortgage debt	6 hotels	(c)		8.73		May 2010	112,703
Senior notes	none			8.50	(d)	June 2011	86,604
CMBS debt(a)	Boca Raton-ES, Wilmington-DT			6.15		June 2011(e)	14,150
Mortgage debt	9 hotels	(f)	L +	3.50	(g)	August 2011(h)	200,425
CMBS debt	12 hotels	(i)	L +	0.93	(j)	November 2011(k)	250,000
Mortgage debt(a)	Esmeralda-REN, Vinoy-REN		L +	1.55	(l)	May 2012(m)	176,555
CMBS debt	New Orleans-ES			8.77		May 2013(n)	27,829
Mortgage debt	7 hotels	(o)		9.02		April 2014	117,422
CMBS debt(a)	5 hotels	(p)		6.66		June-August 2014	70,917
Senior secured notes(q)	14 hotels			10.00		October 2014	572,500
CMBS debt	Indianapolis North-ES			5.81		July 2016	11,741
Capital lease and other	St. Paul-ES and other			9.44		Various	2,089
Total							$1,773,314

(a)	The hotels under this debt are subject to separate loan agreements and are not cross collateralized.
(b)	The hotels that secure this debt are: South San Francisco-ES, Orlando South-ES, Atlanta Buckhead-ES, Chicago Deerfield-ES, Boston Marlboro-ES, Piscataway-ES, and Corpus Christi-ES.
(c)	The hotels that secure this debt are: Phoenix Crescent-SH, Ft. Lauderdale Cypress Creek-SS, Atlanta Galleria-SS, Chicago O’Hare-SS, Philadelphia Society Hill-SH, and Burlington-SH.
(d)	As a result of a rating down-grade in February 2009, the interest rate on our 8½% senior notes due 2011 increased to 9%.
(e)	In February 2010, the maturity dates on these loans were extended from June 2009 to June 2011.
(f)
The hotels that secure this debt are: Charlotte SouthPark-DT, Houston Medical Center-HI, Myrtle Beach-HLT, Mandalay Beach-ES, Nashville Airport-ES, Philadelphia Independence Mall-HI, Pittsburgh University Center-HI, Santa Barbara-HI, and Santa Monica-HI.

(g)	LIBOR for this loan is subject to a 2% floor.
(h)	This loan can be extended for as many as two years, subject to satisfying certain conditions.
(i)
The hotels that secure this debt are: Anaheim-ES, Bloomington-ES, Charleston Mills House-HI, Dallas DFW South-ES, Deerfield Beach-ES, Jacksonville-ES, Lexington-HS, Dallas Love Field-ES, Raleigh/Durham-DTGS, San Antonio Airport-HI, Tampa Rocky Point-DTGS, and Phoenix Tempe-ES.

(j)	We have purchased an interest rate cap that caps LIBOR at 7.8% and expires in November 2010 for this notional amount.
(k)	The maturity date assumes that we will exercise the remaining one-year extension option that is exercisable, at our sole discretion, and would extend the current November 2010 maturity to 2011.
(l)	We have purchased interest rate caps that cap LIBOR at 6.5% and expire in May 2010 for aggregate notional amounts of $177 million.
(m)	We have exercised the first of three successive one-year extension options that permit, at our sole discretion, the original May 2009 maturity to be extended to 2012.
(n)	In February 2010, the maturity date on this loan was extended from May 2010 to May 2013.
(o)	The hotels that secure this debt are: Milpitas-ES, Napa Valley-ES, Minneapolis Airport-ES, Birmingham-ES, Baton Rouge-ES, Miami Airport-ES, and Ft. Lauderdale-ES.
(p)	The hotels that secure this debt are: Atlanta Airport-ES, Austin-DTGS, BWI Airport-ES, Orlando Airport-HI, and Phoenix Biltmore-ES.
(q)
These senior notes have $636 million in aggregate principal and were sold at a discount for an effective yield of 12.875% before transaction costs.  The hotels that secure this debt are: Atlanta Airport-SH, Boston Beacon Hill-HI, Dallas Market Center-ES, Myrtle Beach-ES, Nashville Opryland – Airport-HI, New Orleans French Quarter-HI, Orlando North-ES, Orlando Walt Disney World®-DGS, San Diego on the Bay-HI, San Francisco Burlingame-ES, San Francisco Fisherman’s Wharf-HI, San Francisco Union Square-MAR, Toronto Airport-HI and Toronto Yorkdale-HI.

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FelCor Lodging Trust Incorporated 2009 Operating Results
February 24, 2010

Hotel Portfolio Composition

The following tables set forth, as of December 31, 2009, for 83 Consolidated Hotels distribution by top markets and location type.

Top Markets	Hotels	Rooms	% of Total Rooms	% of 2009 Hotel EBITDA(a)
South Florida	5	1,439	6	8
Los Angeles area	4	899	4	6
Atlanta	5	1,462	6	6
Orlando	4	1,038	4	5
Philadelphia	2	729	3	4
Minneapolis	3	736	3	4
San Francisco area	6	2,138	9	4
Dallas	4	1,333	6	4
Central California Coast	2	408	2	4
San Antonio	3	874	4	3
Myrtle Beach	2	640	3	3
Boston	2	532	2	3
San Diego	1	600	2	3
Northern New Jersey	3	756	3	3

Location
Suburban	35	8,781	37	32
Urban	20	6,358	27	27
Airport	18	5,788	24	24
Resort	10	2,927	12	17

(a)	Hotel EBITDA is more fully described on page 21.

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FelCor Lodging Trust Incorporated 2009 Operating Results
February 24, 2010

Detailed Operating Statistics by Brand
(83 consolidated hotels)
	Occupancy (%)
	Three Months Ended December 31,			Year Ended December 31,
	2009	2008	%Variance	2009	2008	%Variance
Embassy Suites Hotels	64.3	65.8	(2.3)	67.7	72.9	(7.1)
Holiday Inn	66.6	65.9	1.1	68.7	74.0	(7.2)
Sheraton and Westin	58.1	59.1	(1.7)	60.2	65.8	(8.5)
Doubletree	63.6	64.9	(2.0)	65.5	73.5	(10.8)
Renaissance and Marriott	60.7	53.7	13.0	61.4	62.8	(2.1)
Hilton	45.0	48.1	(6.3)	60.0	60.6	(0.9)

Total hotels	63.2	63.6	(0.6)	66.2	71.3	(7.2)

	ADR ($)
	Three Months Ended December 31,			Year Ended December 31,
	2009	2008	%Variance	2009	2008	%Variance
Embassy Suites Hotels	122.01	136.24	(10.4)	127.92	143.54	(10.9)
Holiday Inn	109.12	122.73	(11.1)	112.22	128.04	(12.4)
Sheraton and Westin	105.57	122.64	(13.9)	108.47	124.61	(13.0)
Doubletree	112.46	131.92	(14.7)	122.59	141.62	(13.4)
Renaissance and Marriott	159.14	162.65	(2.2)	163.16	173.97	(6.2)
Hilton	104.01	105.22	(1.2)	115.46	126.12	(8.5)

Total hotels	118.59	132.36	(10.4)	123.23	138.75	(11.2)

	RevPAR ($)
	Three Months Ended December 31,			Year Ended December 31,
	2009	2008	%Variance	2009	2008	%Variance
Embassy Suites Hotels	78.47	89.66	(12.5)	86.55	104.57	(17.2)
Holiday Inn	72.71	80.85	(10.1)	77.11	94.81	(18.7)
Sheraton and Westin	61.32	72.43	(15.3)	65.34	82.05	(20.4)
Doubletree	71.56	85.64	(16.4)	80.35	104.03	(22.8)
Renaissance and Marriott	96.65	87.42	10.6	100.21	109.17	(8.2)
Hilton	46.84	50.58	(7.4)	69.32	76.38	(9.2)

Total hotels	75.01	84.20	(10.9)	81.62	99.00	(17.6)

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FelCor Lodging Trust Incorporated 2009 Operating Results
February 24, 2010

Detailed Operating Statistics for FelCor’s Top Markets
(83 consolidated hotels)

	Occupancy (%)
	Three Months Ended December 31,			Year Ended December 31,
	2009	2008	%Variance	2009	2008	%Variance
South Florida	72.1	71.4	1.1	73.0	76.9	(5.1)
Los Angeles area	67.8	65.1	4.2	71.6	74.5	(3.9)
Atlanta	66.6	63.6	4.7	69.7	72.4	(3.7)
Orlando	75.2	75.1	0.1	74.0	79.8	(7.3)
Philadelphia	69.0	67.6	2.0	66.4	72.9	(8.9)
Minneapolis	61.8	60.7	1.7	66.6	70.6	(5.7)
San Francisco area	67.7	64.7	4.6	69.1	74.6	(7.4)
Dallas	56.0	57.6	(2.8)	58.6	65.9	(11.0)
Central California Coast	57.0	62.8	(9.2)	72.8	73.1	(0.4)
San Antonio	61.7	66.4	(7.1)	70.0	78.1	(10.4)
Myrtle Beach	40.0	43.4	(7.7)	59.6	58.5	1.8
Boston	76.1	77.3	(1.6)	77.8	79.2	(1.7)
San Diego	75.2	70.2	7.1	72.6	78.5	(7.5)
Northern New Jersey	61.8	66.9	(7.6)	62.2	71.1	(12.5)
	ADR ($)
	Three Months Ended December 31,			Year Ended December 31,
	2009	2008	%Variance	2009	2008	%Variance
South Florida	118.65	135.70	(12.6)	129.18	148.82	(13.2)
Los Angeles area	127.95	142.73	(10.4)	135.63	157.20	(13.7)
Atlanta	99.90	115.13	(13.2)	104.71	120.93	(13.4)
Orlando	102.12	121.01	(15.6)	110.75	125.68	(11.9)
Philadelphia	139.07	160.70	(13.5)	135.22	151.60	(10.8)
Minneapolis	122.63	135.72	(9.6)	127.53	144.82	(11.9)
San Francisco area	136.41	138.69	(1.6)	129.66	143.35	(9.5)
Dallas	108.92	123.53	(11.8)	114.92	124.48	(7.7)
Central California Coast	140.15	149.05	(6.0)	156.45	172.03	(9.1)
San Antonio	95.70	108.70	(12.0)	102.74	112.90	(9.0)
Myrtle Beach	103.63	99.23	4.4	133.48	141.71	(5.8)
Boston	131.99	148.69	(11.2)	133.97	154.30	(13.2)
San Diego	117.34	145.89	(19.6)	124.75	157.47	(20.8)
Northern New Jersey	134.51	157.47	(14.6)	140.38	162.37	(13.5)
	RevPAR ($)
	Three Months Ended December 31,			Year Ended December 31,
	2009	2008	%Variance	2009	2008	%Variance
South Florida	85.58	96.84	(11.6)	94.28	114.42	(17.6)
Los Angeles area	86.69	92.85	(6.6)	97.07	117.10	(17.1)
Atlanta	66.58	73.26	(9.1)	73.01	87.60	(16.7)
Orlando	76.79	90.90	(15.5)	81.93	100.34	(18.3)
Philadelphia	95.91	108.64	(11.7)	89.81	110.55	(18.8)
Minneapolis	75.75	82.40	(8.1)	84.88	102.21	(17.0)
San Francisco area	92.41	89.79	2.9	89.54	106.87	(16.2)
Dallas	60.98	71.12	(14.3)	67.34	81.99	(17.9)
Central California Coast	79.90	93.60	(14.6)	113.95	125.80	(9.4)
San Antonio	59.07	72.22	(18.2)	71.89	88.21	(18.5)
Myrtle Beach	41.50	43.04	(3.6)	79.49	82.89	(4.1)
Boston	100.39	114.90	(12.6)	104.22	122.15	(14.7)
San Diego	88.28	102.48	(13.9)	90.58	123.64	(26.7)
Northern New Jersey	83.13	105.37	(21.1)	87.35	115.49	(24.4)

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FelCor Lodging Trust Incorporated 2009 Operating Results
February 24, 2010

Non-GAAP Financial Measures

We refer in this release to certain “non-GAAP financial measures.”  These measures, including FFO, Adjusted FFO, Same-Store Adjusted FFO, EBITDA, Adjusted EBITDA, Same-Store Adjusted EBITDA, Hotel EBITDA and Hotel EBITDA margin, are measures of our financial performance that are not calculated and presented in accordance with generally accepted accounting principles (“GAAP”).  The following tables reconcile each of these non-GAAP measures to the most comparable GAAP financial measure.  Immediately following the reconciliations, we include a discussion of why we believe these measures are useful supplemental measures of our performance and the limitations of such measures.

Reconciliation of Net Loss to FFO
(in thousands, except per share data)

	Three Months Ended December 31,
	2009			2008
	Dollars	Shares	Per Share Amount	Dollars	Shares	Per Share Amount
Net loss	$(51,227)			$(89,482)
Noncontrolling interests	504			1,088
Preferred dividends(a)	(9,679)			(9,679)
Net loss attributable to FelCor common stockholders	(60,402)	63,087	$(0.96)	(98,073)	62,429	$(1.57)
Depreciation and amortization	37,600	-	0.60	35,962	-	0.58
Depreciation, discontinued operations and unconsolidated entities	4,128	-	0.07	3,832	-	0.06
Gain on sale of hotels	(910)	-	(0.01)	-	-	-
Noncontrolling interests in FelCor LP	(273)	295	(0.01)	(1,153)	745	(0.01)
FFO	(19,857)	63,382	(0.31)	(59,432)	63,174	(0.94)
Impairment loss	-	-		43,691	-	0.69
Impairment loss, discontinued operations and unconsolidated entities	-	-	-	19,395	-	0.31
Charges related to debt extinguishment	1,127	-	0.02	-	-	-
Conversion costs(b)	-	-	-	26	-	-
Severance costs	61	-	-	850	-	0.01
Liquidated damages, discontinued operations	-	-	-	11,060	-	0.18
Conversion of unvested restricted stock	-	-	-	-	22	-
Adjusted FFO	(18,669)	63,382	(0.29)	15,590	63,196	0.25
Adjusted FFO from discontinued operations	513	-	-	(235)	-	(0.01)
Same-Store Adjusted FFO	$(18,156)	63,382	$(0.29)	$15,355	63,196	$0.24

(a)	We suspended our preferred dividends in March 2009 and unpaid preferred dividends continue to accrue until paid.
(b)	Costs related to the conversion of our San Francisco Union Square hotel to a Marriott.

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FelCor Lodging Trust Incorporated 2009 Operating Results
February 24, 2010

Reconciliation of Net Loss to FFO
(in thousands, except per share data)

	Year Ended December 31,
	2009			2008
	Dollars	Shares	Per Share Amount	Dollars	Shares	Per Share Amount
Net loss	$(109,091)			$(120,487)
Noncontrolling interests	969			1,242
Preferred dividends(a)	(38,713)			(38,713)
Net loss attributable to FelCor common stockholders	(146,835)			(157,958)
Less: Dividends declared on unvested restricted stock compensation	-			(1,041)
Numerator for basic and diluted loss attributable to common stockholders	(146,835)	63,114	$(2.33)	(158,999)	61,979	$(2.57)
Depreciation and amortization	147,445	-	2.34	137,570	-	2.22
Depreciation, discontinued operations and unconsolidated entities	17,204	-	0.27	18,261	-	0.29
Gain on involuntary conversion	-	-	-	(3,095)	-	(0.05)
Gain on sale of hotels	(910)	-	(0.01)	(1,193)	-	(0.02)
Noncontrolling interests in FelCor LP	(672)	296	(0.01)	(2,433)	1,199	(0.03)
Dividend declared on unvested restricted stock compensation	-	-	-	1,041	-	0.02
Conversion of unvested restricted stock	-	331	(0.01)	-	-	-
FFO	16,232	63,741	0.25	(8,848)	63,178	(0.14)
Impairment loss	-	-	-	60,822	-	0.96
Impairment loss, discontinued operations and unconsolidated entities	5,516	-	0.08	59,837	-	0.95
Charges related to debt extinguishment	1,721	-	0.03	-	-	-
Hurricane loss(b)	-	-	-	952	-	0.01
Hurricane loss, discontinued operations and unconsolidated entities	-	-	-	767	-	0.01
Conversion costs(c)	447	-	0.01	507	-	0.01
Severance costs	612	-	0.01	850	-	0.01
Liquidated damages, discontinued operations	-	-	-	11,060	-	0.18
Lease termination costs	469	-	0.01	-	-	-
Conversion of unvested restricted stock	-	-	-	-	98	-
Adjusted FFO	24,997	63,741	0.39	125,947	63,276	1.99
Adjusted FFO from discontinued operations	(1,850)	-	(0.03)	(4,343)	-	(0.07)
Same-Store Adjusted FFO	$23,147	63,741	$0.36	$121,604	63,276	$1.92

(a)	We suspended our preferred dividends in March 2009 and unpaid preferred dividends continue to accrue until paid.
(b)	Represents hurricane-related expenses.
(c)	Costs related to the conversion of our San Francisco Union Square hotel to a Marriott.

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FelCor Lodging Trust Incorporated 2009 Operating Results
February 24, 2010

Reconciliation of Net Loss to EBITDA
(in thousands)

	Three Months Ended		Year Ended
	December 31,		December 31,
	2009	2008	2009	2008
Net loss	$(51,227)	$(89,482)	$(109,091)	$(120,487)
Depreciation and amortization	37,600	35,962	147,445	137,570
Depreciation, discontinued operations and unconsolidated entities	4,128	3,832	17,204	18,261
Interest expense	37,263	24,299	106,337	100,411
Interest expense, unconsolidated entities	916	2,032	3,724	6,237
Amortization of stock compensation	1,241	656	5,165	4,451
Noncontrolling interests in other partnerships	231	(65)	297	(1,191)
EBITDA	30,152	(22,766)	171,081	145,252
Gain on sale of hotels	(910)	-	(910)	(1,193)
Gain on involuntary conversion	-	-	-	(3,095)
Charges related to debt extinguishment	1,127	-	1,721	-
Impairment loss	-	43,691	-	60,822
Impairment loss, discontinued operations and unconsolidated entities	-	19,395	5,516	59,837
Hurricane loss(a)	-	-	-	952
Hurricane loss, discontinued operations and unconsolidated entities	-	-	-	767
Conversion costs(b)	-	26	447	507
Severance costs	61	850	612	850
Liquidated damages, discontinued operations	-	11,060	-	11,060
Lease termination costs	-	-	469	-
Adjusted EBITDA	30,430	52,256	178,936	275,759
Adjusted EBITDA from discontinued operations	513	(235)	(1,850)	(4,343)
Same-Store Adjusted EBITDA	$30,943	$52,021	$177,086	$271,416

(a)	Represents hurricane-related expenses.
(b)	Costs related to the conversion of our San Francisco Union Square hotel to a Marriott.

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FelCor Lodging Trust Incorporated 2009 Operating Results
February 24, 2010

Reconciliation of Adjusted EBITDA to Hotel EBITDA
(in thousands)

	Three Months Ended December 31,		Year Ended December 31,
	2009	2008	2009	2008
Adjusted EBITDA	$30,430	$52,256	$178,936	$275,759
Other revenue	(289)	(328)	(2,843)	(2,983)
Equity in income from unconsolidated subsidiaries (excluding interest, depreciation and impairment expense)	(3,586)	(4,800)	(18,106)	(24,576)
Noncontrolling interests in other partnerships (excluding interest, depreciation and severance expense)	406	814	2,305	3,648
Consolidated hotel lease expense	9,315	11,822	41,121	54,266
Unconsolidated taxes, insurance and lease expense	(2,038)	(1,884)	(8,079)	(8,212)
Interest income	(127)	(395)	(700)	(1,622)
Other expenses (excluding conversion costs, severance costs and lease termination costs)	526	1,019	2,566	3,417
Corporate expenses (excluding amortization expense of stock compensation)	7,146	2,963	19,051	16,247
Gain on sale of assets	-	-	(723)	-
Adjusted EBITDA from discontinued operations	514	(236)	(1,850)	(4,343)
Hotel EBITDA	$42,297	$61,231	$211,678	$311,601

Reconciliation of Net Loss to Hotel EBITDA
(in thousands)

	Three Months Ended December 31,		Year Ended December 31,
	2009	2008	2009	2008
Net loss	$(51,227)	$(89,482)	$(109,091)	$(120,487)
Discontinued operations	67	22,070	3,371	57,480
Equity in loss (income) from unconsolidated entities	1,617	9,868	4,814	10,932
Consolidated hotel lease expense	9,315	11,822	41,121	54,266
Unconsolidated taxes, insurance and lease expense	(2,038)	(1,884)	(8,079)	(8,212)
Interest expense, net	37,136	23,903	105,637	98,789
Charges related to debt extinguishment	1,127	-	1,721	-
Corporate expenses	8,387	3,619	24,216	20,698
Depreciation and amortization	37,600	35,962	147,445	137,570
Impairment loss	-	43,691	-	60,822
Hurricane loss	-	-	-	952
Gain on sale of assets	-	-	(723)	-
Gain on involuntary conversion	-	-	-	(3,095)
Other expenses	602	1,990	4,089	4,869
Other revenue	(289)	(328)	(2,843)	(2,983)
Hotel EBITDA	$42,297	$61,231	$211,678	$311,601

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FelCor Lodging Trust Incorporated 2009 Operating Results
February 24, 2010

Hotel EBITDA and Hotel EBITDA Margin
(dollars in thousands)

	Three Months Ended December 31,		Year Ended December 31,
	2009	2008	2009	2008
Total revenues	$219,135	$248,993	$908,701	$1,102,912
Other revenue	(289)	(328)	(2,843)	(2,983)
Hotel operating revenue	218,846	248,665	905,858	1,099,929
Hotel operating expenses	(176,549)	(187,434)	(694,180)	(788,328)
Hotel EBITDA	$42,297	$61,231	$211,678	$311,601
Hotel EBITDA margin(a)	19.3%	24.6%	23.4%	28.3%

(a)Hotel EBITDA as a percentage of hotel operating revenue.

Reconciliation of Total Operating Expenses to Hotel Operating Expenses
(dollars in thousands)

	Three Months Ended December 31,		Year Ended December 31,
	2009	2008	2009	2008
Total operating expenses	$230,415	$282,634	$902,972	$1,059,293
Unconsolidated taxes, insurance and lease expense	2,038	1,884	8,079	8,212
Consolidated hotel lease expense	(9,315)	(11,822)	(41,121)	(54,266)
Corporate expenses	(8,387)	(3,619)	(24,216)	(20,698)
Depreciation and amortization	(37,600)	(35,962)	(147,445)	(137,570)
Impairment loss	-	(43,691)	-	(60,822)
Hurricane loss	-	-	-	(952)
Other expenses	(602)	(1,990)	(4,089)	(4,869)
Hotel operating expenses	$176,549	$187,434	$694,180	$788,328

Reconciliation of Ratio of Operating Income (Loss) to Total Revenues to Hotel EBITDA Margin

	Three Months Ended December 31,		Year Ended December 31,
	2009	2008	2009	2008
Ratio of operating income (loss) to total revenues	(5.1)%	(13.5)%	0.6%	4.0%
Other revenue	(0.1)	(0.1)	(0.3)	(0.3)
Unconsolidated taxes, insurance and lease expense	(0.9)	(0.8)	(0.9)	(0.7)
Consolidated hotel lease expense	4.2	4.7	4.5	4.9
Other expenses	0.2	0.8	0.5	0.4
Corporate expenses	3.8	1.4	2.7	1.9
Depreciation and amortization	17.2	14.5	16.3	12.5
Impairment loss	-	17.6	-	5.5
Hurricane loss	-	-	-	0.1
Hotel EBITDA margin	19.3%	24.6%	23.4%	28.3%

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FelCor Lodging Trust Incorporated 2009 Operating Results
February 24, 2010

Reconciliation of Forecasted Net Loss Attributable to FelCor to Forecasted FFO and EBITDA
(in millions, except per share and unit data)

	Full Year 2010 Guidance
	Low Guidance			High Guidance
	Dollars	Per Share Amount		Dollars	Per Share Amount
Net loss attributable to FelCor	$(169)			$(157)
Preferred dividends	(39)			(39)
Net loss applicable to FelCor common stockholders	(208)	$(3.30)		(196)	$(3.11)
Depreciation(b)	158			158
Noncontrolling interests in FelCor LP	(1)			(1)
FFO	$(51)	$(0.80	)(a)	$(39)	$(0.61	)(a)

Net loss attributable to FelCor	$(169)			$(157)
Depreciation(b)	158			158
Interest expense(b)	155			155
Amortization expense	7			7
Noncontrolling interests in FelCor LP	(1)			(1)
EBITDA	$150			$162

(a)	Weighted average shares and units are 64.0 million.
(b)	Includes pro rata portion of unconsolidated entities.

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FelCor Lodging Trust Incorporated 2009 Operating Results
February 24, 2010

Substantially all of our non-current assets consist of real estate.  Historical cost accounting for real estate assets implicitly assumes that the value of real estate assets diminishes predictably over time. Since real estate values instead have historically risen or fallen with market conditions, most industry investors consider supplemental measures of performance, which are not measures of operating performance under GAAP, to be helpful in evaluating a real estate company’s operations.  These supplemental measures, including FFO, Adjusted FFO, Same-Store Adjusted FFO, EBITDA, Adjusted EBITDA, Same-Store Adjusted EBITDA, Hotel EBITDA and Hotel EBITDA margin, are not measures of operating performance under GAAP.  However, we consider these non-GAAP measures to be supplemental measures of a hotel REIT’s performance and should be considered along with, but not as an alternative to, net income (loss) attributable to FelCor as a measure of our operating performance.

FFO and EBITDA

The White Paper on Funds From Operations approved by the Board of Governors of the National Association of Real Estate Investment Trusts (“NAREIT”), defines FFO as net income or loss attributable to parent (computed in accordance with GAAP), excluding gains or losses from sales of property, plus depreciation and amortization, and after adjustments for unconsolidated partnerships and joint ventures.  Adjustments for unconsolidated partnerships and joint ventures are calculated to reflect FFO on the same basis.  We compute FFO in accordance with standards established by NAREIT.  This may not be comparable to FFO reported by other REITs that do not define the term in accordance with the current NAREIT definition or that interpret the current NAREIT definition differently than we do.

EBITDA is a commonly used measure of performance in many industries.  We define EBITDA as net income or loss attributable to parent (computed in accordance with GAAP) plus interest expenses, income taxes, depreciation and amortization, and after adjustments for unconsolidated partnerships and joint ventures.  Adjustments for unconsolidated partnerships and joint ventures are calculated to reflect EBITDA on the same basis.

Adjustments to FFO and EBITDA

We adjust FFO and EBITDA when evaluating our performance because management believes that the exclusion of certain additional recurring and non-recurring items, including but not limited to these described below, provides useful supplemental information to investors regarding our ongoing operating performance and that the presentation of Adjusted FFO, Same-Store Adjusted FFO, Adjusted EBITDA and Same-Store Adjusted EBITDA when combined with GAAP net income attributable to FelCor, EBITDA and FFO, is beneficial to an investor’s better understanding of our operating performance.

•
Gains and losses related to early extinguishment of debt and interest rate swaps – We exclude gains and losses related to early extinguishment of debt and interest rate swaps from FFO and EBITDA because we believe that it is not indicative of ongoing operating performance of our hotel assets.  This also represents an acceleration of interest expense or a reduction of interest expense, and interest expense is excluded from EBITDA.

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FelCor Lodging Trust Incorporated 2009 Operating Results
February 24, 2010

•
Impairment losses – We exclude the effect of impairment losses and gains or losses on disposition of assets in computing Adjusted FFO, Same-Store Adjusted FFO, Adjusted EBITDA and Same-Store Adjusted EBITDA, because we believe that including these is not consistent with reflecting the ongoing performance of our remaining assets.  Additionally, we believe that impairment charges and gains or losses on disposition of assets represent accelerated depreciation, or excess depreciation, and depreciation is excluded from FFO by the NAREIT definition and from EBITDA.

•
Cumulative effect of a change in accounting principle – Infrequently, the Financial Accounting Standards Board promulgates new accounting standards that require the consolidated statements of operations to reflect the cumulative effect of a change in accounting principle.  We exclude these one-time adjustments in computing Adjusted FFO, Same-Store Adjusted FFO, Adjusted EBITDA and Same-Store Adjusted EBITDA because they do not reflect our actual performance for that period.

In addition, to derive Adjusted EBITDA and Same-Store Adjusted EBITDA, we exclude gains or losses on the sale of depreciable assets because we believe that including them in EBITDA is not consistent with reflecting the ongoing performance of our remaining assets.  Additionally, the gain or loss on sale of depreciable assets represents either accelerated depreciation or excess depreciation in previous periods, and depreciation is excluded from EBITDA.

Hotel EBITDA and Hotel EBITDA Margin

Hotel EBITDA and Hotel EBITDA margin are commonly used measures of performance in the industry and give investors a more complete understanding of the operating results over which our individual hotels and operating managers have direct control.  We believe that Hotel EBITDA and Hotel EBITDA margin are useful to investors by providing greater transparency with respect to two significant measures used by us in our financial and operational decision making.  Additionally, these measures facilitate comparisons with other hotel REITs and hotel owners.  We present Hotel EBITDA and Hotel EBITDA margin by eliminating from continuing operations all revenues and expenses not directly associated with hotel operations including corporate-level expenses, depreciation and expenses related to our capital structure.  We eliminate corporate-level costs and expenses because we believe property-level results provide investors with supplemental information with respect to the ongoing operating performance of our hotels and the effectiveness of management on a property-level basis.  We eliminate depreciation and amortization, even though they are property-level expenses, because we do not believe that these non-cash expenses, which are based on historical cost accounting for real estate assets and implicitly assume that the value of real estate assets diminish predictably over time, accurately reflect an adjustment in the value of our assets.  We also eliminate consolidated percentage rent paid to unconsolidated entities, which is effectively eliminated by noncontrolling interests and equity in income from unconsolidated subsidiaries, and include the cost of unconsolidated taxes, insurance and lease expense, to reflect the entire operating costs applicable to our hotels.  Hotel EBITDA and Hotel EBITDA margins are presented on a same-store basis.

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FelCor Lodging Trust Incorporated 2009 Operating Results
February 24, 2010

Limitations of Non-GAAP Measures

Our management and Board of Directors use FFO, Adjusted FFO, Same-Store Adjusted FFO, EBITDA, Adjusted EBITDA, Same-Store Adjusted EBITDA, Hotel EBITDA and Hotel EBITDA margin to evaluate the performance of our hotels and to facilitate comparisons between us and lodging REITs, hotel owners who are not REITs and other capital intensive companies.  We use Hotel EBITDA and Hotel EBITDA margin in evaluating hotel-level performance and the operating efficiency of our hotel managers.

The use of these non-GAAP financial measures has certain limitations.  FFO, Adjusted FFO, Same-Store Adjusted FFO, EBITDA, Adjusted EBITDA, Same-Store Adjusted EBITDA, Hotel EBITDA and Hotel EBITDA margin, as presented by us, may not be comparable to the same measures as calculated by other real estate companies.  These measures do not reflect certain expenses that we incurred and will incur, such as depreciation and interest or capital expenditures.  Management compensates for these limitations by separately considering the impact of these excluded items to the extent they are material to operating decisions or assessments of our operating performance.  Our reconciliations to the GAAP financial measures, and our consolidated statements of operations and cash flows, include interest expense, capital expenditures, and other excluded items, all of which should be considered when evaluating our performance, as well as, the usefulness of our non-GAAP financial measures.

These non-GAAP financial measures are used in addition to and in conjunction with results presented in accordance with GAAP.  They should not be considered as alternatives to operating profit, cash flow from operations, or any other operating performance measure prescribed by GAAP.  Neither should FFO, Adjusted FFO, Same-Store Adjusted FFO, Adjusted FFO per share, EBITDA, Adjusted EBITDA or Same-Store Adjusted EBITDA be considered as measures of our liquidity or indicative of funds available for our cash needs, including our ability to make cash distributions.  Adjusted FFO per share should not be used as a measure of amounts that accrue directly to the benefit of stockholders.  FFO, Adjusted FFO, Same-Store Adjusted FFO, EBITDA, Adjusted EBITDA, Same-Store Adjusted EBITDA, Hotel EBITDA and Hotel EBITDA margin reflect additional ways of viewing our operations that we believe when viewed with our GAAP results and the reconciliations to the corresponding GAAP financial measures provide a more complete understanding of factors and trends affecting our business than could be obtained absent this disclosure.  Management strongly encourages investors to review our financial information in its entirety and not to rely on any single financial measure.

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